SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   May 2, 1996
                Date of Report (Date of earliest event reported)


                            DIGITAL BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                    0-18856                   41-545069

 (State or other jurisdiction  (Commission File No.)      (IRS Employer ID No.)
 of incorporation)


                 5600 Rowland Road, Minnetonka, Minnesota 55343
                    (Address of principal executive offices)


                                 (612) 932-0888
              (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS.

                   SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

         On May 2, 1996, the Board of Directors of Digital Biometrics, Inc. (the "Company") declared a dividend of one Common Share purchase right (a "Right") for each outstanding share of common stock, par value $ .01 per share (the "Common Shares"), of the Company and authorized the issuance of one Right for each Common Share which shall become outstanding between the Record Date and the earlier of the Distribution Date (as hereinafter defined) or the final expiration date of the Rights. The dividend is payable on May 22, 1996 (the "Record Date"), to the stockholders of record on that date. Each Right will entitle the registered holder to purchase from the Company a number of Common Shares of the Company to be determined upon the issuance of the certificates evidencing the Rights at a price of $35 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agent").

         The Rights become exercisable on the first day after the Distribution Date. The Distribution Date is defined as the earlier to occur of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (not including the Company, any subsidiary of the Company, any Person holding Common Shares acquired in a transaction approved in advance in writing by a majority of the Disinterested Directors of the Board of Directors of the Company, any employee benefit plan of the Company or its subsidiaries or any entity holding Common Shares for or pursuant to any such plan, or any person who beneficially owns 7.5% or more of the Common Shares outstanding on the 20th day preceding the Record Date, to the extent of such ownership) (an "Acquiring Person"), has acquired beneficial ownership of 15% or more of the outstanding Common Shares, or (ii) ten business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares.

         The Rights will expire on April 30, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         Until the Distribution Date, the Rights will be evidenced, with respect to any Common Share certificate outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which Rights will thereafter be null and void for all purposes of the Rights Agreement and the holder thereof shall thereafter have no rights with respect to such Rights, whether under the Rights Agreement or otherwise), will thereafter have the right to receive upon exercise thereof, at the then current Purchase Price, a number of Common Shares equal to the result obtained by dividing the then current Purchase Price by 50% of the market price per Common Share at the date such person became an Acquiring Person. Under certain circumstances, other equity and debt securities, property, cash or combinations thereof, including a combination with Common Shares that are equal in value to the number of Common Shares for which the Right is exercisable, may be issued in lieu of Common Shares for which the Right is exercisable. In such event, the purchase price per Common Share will be fifty percent (50%) of the then current per share market price of the Common Shares.

         The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the issuance of certain rights, options or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares, with a conversion price less than the then current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         In the event, following the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (a "Shares Acquisition Date"), that the Company is, in effect, acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by an Acquiring Person (which will thereafter be null and void for all purposes of the Rights Agreement and the holder thereof shall thereafter have no rights with respect to such Rights, whether under the Rights Agreement or otherwise), will thereafter generally have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

         Under certain circumstances, after a Person has become an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights that were or are beneficially owned by an Acquiring Person), in whole or in part, at an exchange ratio to be determined in accordance with the Rights Agreement.

         In the event that the Company does not have sufficient authorized but unissued Common Shares to permit the delivery of the required number of Common Shares upon the exercise in full of the Rights, then each Rights Certificate shall entitle the holder thereof to purchase the number of Common Shares equal to a fraction, (i) the numerator of which shall be the number of Common Shares authorized as of the Distribution Date, less: (A) the number of Common Shares issued and outstanding as of the Distribution Date, (B) the number of Common Shares reserved for issuance pursuant to stock options, warrants, and other rights to purchase Common Shares from the Company outstanding on the Distribution Date, and (C) the number of Common Shares reserved for issuance by the Company under convertible debentures, preferred stock, or other securities outstanding on the Distribution Date and convertible into or exchangeable for Common Shares; and (ii) the denominator of which shall be the number of Common Shares issued and outstanding as of the Distribution Date, less Common Shares of which an Acquiring Person is the Beneficial Owner. In such event, the purchase price per Common Share will be fifty percent (50%) of the then current per share market price of the Common Shares.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         At any time prior to the close of business on the tenth business day after a Shares Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $ .01 per right (the "Redemption Price") which may be paid in cash or with Common Shares or other consideration deemed appropriate by the Board of Directors of the Company. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights at any time to cure any ambiguity or to correct or supplement any defective or inconsistent provisions and may, prior to the Distribution Date, be amended to change, delete or supplement any other provision in any manner which the Company may deem necessary or desirable. After the Distribution Date the terms of the Rights may be amended (other than to cure ambiguities or correct or supplement defective or inconsistent provisions) only so long as such amendment shall not adversely affect the interests of the holders of the Rights (which may not be an Acquiring Person in whose hands Rights are void).

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated May 2, 1996. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The exhibits filed herewith are set forth in the accompanying exhibit index.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DIGITAL BIOMETRICS, INC.




Dated:  May ____, 1996                By: ___________________________
                                              Donald E. Berg
                                              Chief Financial Officer


                                INDEX TO EXHIBITS

Exhibit

4 Rights Agreement between Digital Biometrics, Inc. and Norwest Bank Minnesota, National Association, as Rights Agreement, dated as of May 2, 1996 incorporated by reference to the Company's Registration on Form 8-A filed with the Securities and Exchange Commission on May 9, 1996.

99.1 Press Release issued by Registrant on May 6, 1996 concerning Rights Agreement.